Exhibit 99.2

Altairnano Announces Resignation of Robert F. Hemphill
from Board of Directors

RENO, Nev. – November 19, 2009 – Altair Nanotechnologies, Inc. (Altairnano) (Nasdaq: ALTI), a leading provider of energy storage systems for clean, efficient power and energy management, today announced the resignation of Robert F. Hemphill from Altairnano’s Board of Directors, a position he has held since May, 2007.

“Bob has been an excellent board member for Altairnano, investing his time, talent, and passion helping build the success of the company. His insights have been very helpful in guiding our early decisions about how to address the power and energy markets,” said Terry Copeland, Altairnano president and CEO. “As we have moved closer to commercial sales opportunities we have had to restrict some of our sales, marketing and operations information from Bob so that we could avoid even the appearance of any potential conflict of interest that might result from his senior executive position with The AES Corporation.  Bob clearly understands the sensitivity of the situation.  Without access to all the information available to the Board he concluded that he could not effectively fulfill his duties as a member.  We respect his difficult decision.”

Mr. Hemphill serves as executive vice president of The AES Corporation and is president and CEO of AES Solar Energy Ltd., a company which develops, builds, owns and operates large solar energy plants around the world.

The Board of Directors accepted the resignation of Robert F. Hemphill during a Board of Directors meeting held November 16, 2009.

Altairnano does not anticipate filling the open board position.

About Altair Nanotechnologies Inc.
Headquartered in Reno, Nevada with manufacturing in Anderson, Indiana, Altairnano is a leading provider of energy storage systems for clean, efficient power and energy management. Going beyond lithium ion, Altairnano's Lithium-Titanate based battery systems are among the highest performing and most scalable, with applications that include battery cells for military artillery, battery packs for hybrid vehicles and energy storage systems for large-scale stationary power services. For more information please visit Altairnano at www.altairnano.com.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that development of the advanced lithium ion-based batteries and related products described herein will not be completed for technical, political, strategic or other reasons; that any products developed will not perform as expected in future testing or real-world applications; that even if full commercialization occurs, product sales may be limited and costs associated with production may exceed revenues; or near term contracts may be delayed or not close. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K and Form 10-Q, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

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For Additional Information:

Institutional Investors:
Brion D. Tanous
Principal
CleanTech IR, Inc.
310-541-6824
btanous@cleantech-ir.com

Individual Investors:
Tom Herbert
Principal
CleanTech IR, Inc.
310-541-6824
therbert@cleantech-ir.com

Media Relations
Jeff Brunings
Director - Strategic Marketing
Altair Nanotechnologies, Inc.
775-856-2500
mediarelations@altairnano.com